Exhibit 10(u)(u)

First Amendment To
The HP Inc. Severance and
Long-Term Incentive Change in Control Plan
for Executive Officers
As amended and restated effective November 1, 2015

The HP Inc. Severance and Long-Term Incentive Change in Control Plan for Executive Officers (the "Plan"), as amended and restated effective November 1, 2015, is hereby amended, effective for employee notifications occurring on or after September 20, 2016, to clarify the proration method described in Appendix A for the FY15 Performance-Adjusted Restricted Stock Units (“PARSUs”).

FY15 Performance-Adjusted RSUs (PARSUs)
Assumptions regarding Award design:
The vesting terms of the FY15 PARSU Award are as follows:
A portion of Segment 1 of the FY15 PARSUs will vest when performance for that segment is certified at the end of the 1-year period, with continued service. The portion becoming vested will depend on performance against 1-year ROIC and 1-year TSR targets, and will range from 0% to 200% of the target number of Segment 1 FY15 PARSUs.
A portion of Segment 2 of the FY15 PARSUs will vest when performance for that segment is certified at the end of the 2-year period, with continued service. The portion becoming vested will depend on performance against 2-year ROIC and 2-year TSR targets, and will range from 0% to 200% of the target number of Segment 2 FY15 PARSUs.
Upon the Executive Officer's Qualifying Termination prior to the FY15 PARSUs becoming 100% vested, the Executive Officer is entitled to "pro rata vesting" of the FY15 PARSU Award. In this case, the service period and the performance period for each Segment are the same, as illustrated below:

Applicable Segment	Performance Period	Service Period
Segment 1	1 years	1 years
Segment 2	2 years	2 years

The rules of proration are as follows:
1.     For each Segment, if the Executive Officer's termination of employment occurs prior to the end of the applicable performance period, the FY15 PARSU that would have been earned based on performance will vest pro rata at the end of the relevant segment, based on the number of full months elapsed from the beginning of the relevant segment to the date of the Qualifying Termination, divided by the number of months in the relevant segment.
These rules can be illustrated as follows:

Pro-ration of FY15 PARSUs With 2-Segment Performance/Service Periods
Performance-Adjusted RSUs
Termination of Employment	Number of FY15 PARSUs Vested
6 months after the beginning of the performance period
Segment 1: 50% of the FY15 PARSUs that would have been earned become vested (6/12) at the end of the 1-year performance period.
Segment 2: 25% of the FY15 PARSUs that would have been earned become vested (6/24) at the end of the 2-year performance period.

12 months after the beginning of the performance period
Segment 1: 100% of the FY15 PARSUs that would have been earned become vested (12/12) at the end of the 1-year performance period.
Segment 2: 50% of the FY15 PARSUs that would have been earned become vested (12/24) at the end of the 2-year performance period.

18 months after the beginning of the performance period
Segment 1: Zero (0) additional FY15 PARSUs become vested because the Segment 1 FY15 PARSUs earned became vested automatically at the end of the 1-year performance period.
Segment 2: 75% of the FY15 PARSUs that would have been earned become vested (18/24) at the end of the 2-year performance period.

This First Amendment is executed this ____ day of September, 2016, to be effective as of the date indicated above.

HP INC.

By: /s/ Tracy S. Keogh
Tracy S. Keogh
Chief Human Resources Officer